EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1997, except as to Note 9, which is as of April 10, 1997, which appears on page 26 of Paul Harris Stores, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

                                                PRICE WATERHOUSE LLP
Indianapolis, Indiana
June 25, 1997